Exhibit 4.13

Amendment No. 1 to Shareholders Agreement

This AMENDMENT NO. 1, dated as of                     (this “Amendment”), to the Shareholders Agreement, dated as of December 31, 2011 (the “Agreement”), by and between Santander Consumer USA Inc., an Illinois corporation (the “Company”), and the participant whose signature appears on the signature page hereto (“Participant”).

WITNESSETH:

WHEREAS, the Company and Participant (together, the “Parties”) have entered into the Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Agreement by entering into this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the Parties do hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

2. Amendments.

(i) Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“The Participant shall not Transfer (or agree or contract to Transfer) all or any portion of the Shares held by the Participant to any Person prior to the later of (i) December 31, 2016 or (ii) the Company’s consummation of an IPO (the date which is the later of the dates referred to in the foregoing clause (i) or (ii), the “Lapse Date”); provided that notwithstanding the foregoing, the Participant may Transfer such number of Shares (a) concurrent with the consummation of an IPO or (b) thereafter, in each case, only to the extent such Shares were acquired by the Participant pursuant to the exercise of options granted under the Management Equity Plan and to the extent such Transfer is permitted pursuant to the terms of an option award agreement granted under the Management Equity Plan between the Company and the Participant, as amended from time to time (the “Alternate Lapse Date”). On and after (x) the Alternate Lapse Date, in respect of Shares acquired by the Participant pursuant to the exercise of options granted under the Management Equity Plan, or (y) the Lapse Date, in respect of all other Shares acquired by the Participant, the Participant may sell or otherwise dispose of all or any portion of such Shares held by Participant to any Person, subject to compliance with applicable laws and the terms of this Agreement.”

(ii) Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Subject to Article II, if at any time following the consummation of an IPO or in connection with an IPO that involves, in whole or in part, a secondary offering of Shares, the Company intends to file a registration statement under the Securities Act covering a primary or secondary offering of any shares of Common Stock (other than any registration relating to any employee benefit or similar plan, any dividend reinvestment plan or any acquisition by the Company or pursuant to a registration statement filed in connection with an exchange offer) and Sponsor Auto Finance Holdings Series LP is selling shares of Common Stock in such offering, the Company shall give written notice to the Participant at least 15 days prior to the initial filing of a registration statement with the Commission pertaining thereto (an “Incidental Registration Statement”) informing the Participant of its intent to file such Incidental Registration Statement and of such Participant’s rights under this Section 3.1 to request the registration of the Registrable Securities held by the Participant (the “Participant Piggyback Rights”); provided, however, that in the case of an IPO, the Company shall not be required to deliver any such notice. Upon the written request of the Participant, made within 10 days (or such other period in the Company’s sole discretion in the case of an IPO) after any such notice, if any, is given (which request shall specify the Registrable Securities intended to be disposed of by the Participant and, if applicable, the intended method of distribution thereof), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Participant, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration Statement at any time in its sole discretion.”

3. Miscellaneous. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are and shall continue to be in full force and effect. The provisions of Article VII and Sections 8.1 through 8.10 of the of the Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page to Amendment No. 1 to the Shareholders Agreement]